JUDICIAL AGREEMENT SUBSCRIBED BY A) CORPORACIÓN AMERMIN, S. A. DE C. V., REPRESENTED IN THIS ACT BY RAMIRO TREVIZO GONZÁLEZ IN HIS PERSONALITY AS LEGAL REPRESENTATIVE, AS WELL AS BY RAMIRO TREVIZO LEDEZMA IN HIS PERSONALITY AS SOLE ADMINISTRATOR (THE DEFENDANTS) AND B), CONRADO ACUÑA ARANDA, PER HIS OWN RIGHT (THE PLAINTIFF), INCLUDING THE APPEARANCE OF CARLOS ARNOLD ACUÑA ARANDA AND ALBERTO ACUÑA ARANDA, BOTH PER THEIR OWN RIGHT, JOINTLY NAMED THE “PARTIES” IN ACCORDANCE WITH THE FOLLOWING PREVIOUS RECORDS AND CLAUSES:

PREVIOUS RECORDS

I.

On the 1st July 2008 the demand procedure was admitted which the PLAINTIFF presented as a suit of law before the First Civil Law Court of the Morelos Judicial District per the Ordinary Mercantile means against the DEFENTDANTS, by virtue of which, among other benefits, the rescission of the contract previously subscribed between the PARTIES as well as the restitution of the mining rights derived from certain concessions granted on different lots, object of the contract described; the transfer in its favor of the mining rights derived from the concession granted on lot named “Unificación Rey de Oro”, per concept of conventional penalty, plus the payments of costs.

II.

The procedure described was noted down under file number 847/08.

III.

After having depleted all procedural stages and because it is convenient to their interests, PARTIES decided to subscribe a first judicial agreement; same that was duly ratified on the 28th February 2009 and is kept in before mentioned file (the AGREEMENT).

IV.

By virtue of this AGREEMENT, the DEFENDANTS took upon themselves, among other things, the following obligations: 1: to restitute the PLAINTIFF the mining rights derived from the concessions granted on mining lots named “El Picacho”, “Mis Recuerdos”, “Picacho II” (different to the aforementioned, “El Picacho I” and “Crestón”; 2: the transfer of mining rights derived from the concession granted on mining lot named “Unificación Rey de Oro”, per concept of conventional penalty, and likewise; 3: payment in favor of the PLAINTIFF the amount of $259,000.00 Dollars (Two hundred and fifty nine thousand Dollars 00/100 In currency of the United States of America, per concept of costs within the following 30 (thirty) natural days of the date of ratification of the AGREEMENT By virtue of this AGREEMENT, the DEFENDANTS took upon themselves, among other things, the following obligations: 1: to restitute the PLAINTIFF the mining rights derived from the concession granted on mining lot named “Dos Amigos”; 2: to immediately return the mining asset originally sold in favor of the DEFENDANTS; 3: the payment in favor of the PLAINTIFF the amount of $50,000.00 Dollars (Fifty thousand Dollars 00/100 In currency of the United States of America, per concept of costs within the following 30 (thirty) natural days of the date of ratification of the AGREEMENT, as well as; 4: payment in favor of the PLAINTIFF the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars 00/100 in currency of the United States of America, per concept of reparation and compensation of damages, as well within the following 30 (thirty) natural days of the date of ratification of the AGREEMENT;

V.

Afterwards, PARTIES subscribed and ratified modifying agreements to the AGREEMENT mentioned, specifically on dates 30th March 2009 and 6th May 2009 by virtue of which it was granted in favor of the DEFENDANTS an extension in payments and compliance to the obligation assumed by virtue of the AGREEMENT, and;

VI.

Taking into consideration that PARTIES have reached a new agreement regarding the matters contained in the AGREEMENT and the modifying agreements, it is their free will to subscribe this present instrument, as well as to ratify it in all conformity, with the purpose of ending in a definite manner the controversies that originated the judicial procedure already commented, and subjecting themselves to the following declarations and clauses.

DECLARATIONS

I.

The DEFENDANTS declare through the offices of their legal representative and under oath of stating the truth, that:

1. In regards to the legal representation of CORPORACIÓN AMERMIN, S. A. DE C. V.¸ its representative enjoys the powers, mandates and the sufficient and necessary faculties to subscribe this present agreement as evinced in Public Writ number 22,503 granted on the 12th June 2008 before testimony of Mrs. Elsa Ordóñez Ordóñez, Attorney at Law and applicant to the exercise of Public Notary, ascribed to Notary Public number 28 of the Morelos Judicial district of the State of Chihuahua, and acting as Public Notary per license of the offices Title Holder Mr. Felipe Colomo Castro, Attorney at Law, and instrument which is duly inscribed in the Public Registry of Commerce of said Judicial District under electronic mercantile folio number 21,164*10, and same that to date have not been limited, restrained, suspended or revoked.

2. Regarding Mr. Ramiro Trevizo Ledezma’s representation, its representative enjoys the powers, mandates and the sufficient and necessary faculties to subscribe this present agreement as evinced in Public Writ number 23,617 granted on the 25th April 2009 testimony of Mrs. Elsa Ordóñez Ordóñez, Attorney at Law and applicant to the exercise of Public Notary, ascribed to Notary Public number 28 of the Morelos Judicial district of the State of Chihuahua, and acting as Public Notary per license of the offices Title Holder Mr. Felipe Colomo Castro, Attorney at Law, and instrument which is duly inscribed in the Public Registry of Commerce of said Judicial District under electronic mercantile folio number 21,164*10, and same that to date have not been limited, restrained, suspended or revoked.

II.

The PLAINTIFF declares through the offices of its legal representative and under oath of stating the truth, that:

1. Its representative enjoys the powers, mandates and the sufficient and necessary faculties to subscribe this present agreement as evinced in Public Writ number 25,243, granted on the 18th February 2008 before testimony of Mr. David Martín Magaña Monreal of Public Notary number 16 of the city of Hermosillo, State of Sonora, and same that to date have not been limited, restrained, suspended or revoked.

III.

PARTIES declare through the offices of their legal representatives and per their own rights, as corresponds, under oath of stating the truth, that they acknowledge the personality each states, in addition to assist to the subscription of this present contract in good faith, free of any deceit, violence or any other vitiation in their consent with the purpose of committing themselves to the following:

CLAUSES

FIRST. DEFINITE TERMINATION: By virtue of the subscription of this present instrument PARTIES agree in definitely terminating and they terminate, for all legal purposes that may arise, the matters included and judged within the bosom of the Ordinary Mercantile Suit of Law identified under file number 847/08, promoted and conducted before the jurisdiction and competence of the First Civil Court of Law of the Morelos Judicial District, State of Chihuahua (the LAW SUIT) complying to the terms and conditions that will be agreed upon in the following clauses.

SECOND. OBLIGATIONS OF THE DEFENDANTS: Derived from the definite conclusion of the LAW SUIT, the DEFENDANTS expressly take upon themselves to comply with the following obligations in favor of the PLAINTIFF:

1.

Restitute the mining rights derived from certain mining concessions. The mining rights derived from the 6 (six) concessions described following in detail, and to date registered before the Public Registry of Mines in favor of the DEFENDANTS, 97% (ninety seven per cent) of such rights corresponding to Corporación Amermin, S. A. de C. V., and the 3% (three) remaining to Ramiro Trevizo Ledezma, must be ceded gratuitously in favor of the PLAINTIFF.

Title	Lot	Surface	Location
161,838	El Picacho	21.0000 hectares	Bacoachi, Sonora
214,776	Mis Recuerdos	2.1708 hectares	Bacoachi, Sonora
218,818	Picacho II	448.5564 hectares	Bacoachi, Sonora
222,789	Picacho II	4.9217 hectares	Bacoachi, Sonora
222,925	El Picacho I	2.155.6890 hectares	Bacoachi, Sonora
226,154	Crestón	84.0000 hectares	Bacoachi, Sonora

To such an effect, PARTIES commit themselves to subscribe and ratify before Notary Public within the following 15 (fifteen) natural days from the date of signature and ratification of this present instrument, a transfer of rights contract by virtue of which the terms and condition will be set down and to which such restitution will be subject to. Once the contract ready, the DEFENDANTS commits themselves to carry out the paper work required in conformity with the applicable and current legislation in order to obtain the inscription of same before the Public Registry of Mines. The totality of expenses incurred in due to the ratification and subscription of the contract in comment will be charged to the DEFENDANTS. PARTIES will accredit before this Court of Law the celebration of the transfer of rights contract thus complying with the obligation they jointly assume as the inscription paper work and all other matters necessary before the Public Registry of Mines will charges exclusively to the PLAINTIFF.

2.

Transfer of the mining rights derived from the concession on lot named “Unificación Rey de Oro”. The mining rights derived from the concession granted on lot “Unificación Rey de Oro”, identified under title number 206,327 (two hundred and six thousand three hundred and twenty seven) on a surface of 495.3292 hectares (four hundred and ninety five hectares, thirty two deca-areas and ninety two centi-areas) and located in the Municipality of Bacoachi, State of Sonora, must be ceded gratuitously in favor of the PLAINTIFF. To such an effect, PARTIES commit themselves to subscribe and ratify before Notary Public within the following 15 (fifteen) natural days from the date of signature and ratification of this present instrument, a transfer of rights contract by virtue of which the terms and conditions to which this restitution will abide by. Once the contract ready, the DEFENDANTS oblige themselves to carry out the required paper work for the inscription of same before the Public Registry of Mines. The totality of expenses incurred in will be charged to the DEFENDANTS. PARTIES will accredit before this Court of Law the celebration of the transfer of rights contract thus complying the obligation the assume jointly as the paper work and inscription and other actions necessary before the Public Registry of Mines will charged exclusively to the PLAINTIFF.

3.

Payment of an amount of $40,000.00 Dollars (Forty thousand Dollars 00/100 in United States of America currency), as concept derived from the rights as well as the payment of Proof of Work and Statistical Reports carried out previously, corresponding to the described mining lots in numeral 1 (one) of this present clause. To such an effect, the DEFENDANTS commit themselves to deliver such an amount in favor of the PLAINTIFF within the following 10 (ten) able days from the date of signature and ratification of this present instrument at the address assigned for such a purpose.

4.

Delivery of ordinary copy of all documentation and information related with the mining lots object of this instrument judicial agreement in favor of the PLAINTIFF within the following 90 (ninety) natural days from the date of signature and ratification of this present agreement.

THIRD. OBLIGATIONS OF THE PLAINTIFF. Derived from the definite conclusion of the LAW SUIT, the PLAINTIFF expressly undertakes to comply with the following obligations in favor of the DEFENDANTS:

1. Expressly renounces to the General and Irrevocable Power for Litigation and Collection previously granted by the DEFENDANTS in favor of the PLAINTIFF and of Alberto Acuña Aranda. To such an effect, PARTIES agree that beginning as of this moment all legal effects are left without validity as there is no object to withhold it, the power that was exhibited pertaining to this matter and which is set in records as per Public Writ number 19,849 dated on the 20th August 2007, reason by which the PARTIES agree to notify Public Notary number 28 of the Morelos Judicial District in the city of Chihuahua of which is title holder Mr. Felipe Colomo Castro, with the purpose that he be made known of such relinquishment and he able to note down in his protocol the cancellation of the power and mandate that was granted by the DEFENDANTS. Likewise, in this act, the PLAINTIFF returns to the DEFENDANTS of the Notary Instrument where is evinced the power that as of today is left without legal effect and states, under oath of stating the truth, that he does not keep for himself any another copy and he commits himself not to make use before any third party such power.

2. Delivery of documentation. Original or ordinary copy, as it may be, covering the cost incurred in on account of the payments of rights and payment of Proof of Work and Statistical Reports carried out previously and corresponding to the mining lots described in numeral 1 (one) of the second clause of this instrument within the following 10 (ten) able days from the date and ratification of same.

FOURTH. CONDONATION OF DEBTS: Taking into consideration that the LAW SUIT has been concluded in definite as per agreement between the PARTIES as noted down in the previous first clause, by virtue of the subscription of this instrument the PLAINTIFF condones expressly in favor of the DEFENDANTS the obligation to pay the following amounts:

1. The amount of $259,000.00 Dollars (Two hundred and fifty nine thousand Dollars 00/100 in United States of America currency), as concept of costs.

2. Any other amount that might derive from the object of the LAW SUIT.

3. The PLAINTIFF expressly acknowledges that due to the condonement he has granted, there are no further amounts charged to the DEFENDANTS and who are liberated of any debt whatsoever as of this moment.

FIFTH: RECIPROCAL RELEASE:  Derived from the definite termination agreed upon in the previous first clause of the LAW SUIT, PARTIES expressly agree for all legal purposes that may arise, in granting to each other the widest berth release that proceeds by law regarding the totality of the acts, omissions and conducts of any type or nature that their representatives, administrators, shareholders, proxies, mandatories, employees, executives, agents, consultants and  advisers , either past, present or future have carried out to date in relation to the mercantile relationship that originated the LAW SUIT, both PARTIES acknowledging that to date there does not exist any right or obligation derived from same being pending of compliance, excepting those expressly agreed to by virtue of the second and third previous clauses and consequently renouncing as of this moment to promote any action through any possible jurisdiction or competence against them or of the subjects described, in this understanding that if any one of them should not comply with such an obligation, this present instrument will serve the purpose of the total and absolute liberation regarding the non compliances or responsibilities that might be argued against, and both PARTIES express their satisfaction regarding the mercantile relationship they have put an end to on this date.

SIXTH. ADDRESSES. The DEFENDANTS expressly make known as their only address to hear notifications or to receive documents derived from this suit of law, the one located on Calle California 5101, suite 206, Edificio Ejecutivo Vértice (Vertice Executive Building) Colonia (Colony) Haciendas de Santa Fe in the City of Chihuahua, State of Chihuahua.

On his part, the PLAINTIFF states as his address the one written down as the one procedural in the initial Suit of Law, for conventional purposes regarding this instrument.

SEVENTH. RES JUDICATA. PARTIES request that this agreement be stated as Res Judicata (Matter Judged) and be sentenced to be and pass by same as if were a writ of execution, and requesting that due to the definite termination of the suit of law they have agreed upon, it be ordered to file definitely this matter, and returning to each of the PARTIES the documents they exhibited in the civil process.

BOTH PARTIES BEING IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT AGREEMENT, THEY SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA ON THE 16TH JUNE TWO THOUSAND AND NINE.

PLAINTIFF

EMILIO ACUÑA PERALTA

Represented in this act by:

Conrado Acuña Aranda

APPEARING PARTIES

Carlos Arnold Acuña Aranda

Alberto Acuña Aranda

Per his own right

Per his own right

DEFENDANTS

CORPORACIÓN AMERMIN,

RAMIRO TREVIZO LEDEZMA

S. A. DE C. V., Represented by:

Represented in this act by:

Ramiro Trevizo González

Ramiro Trevizo González